UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2024

XTI AEROSPACE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8123 InterPort Blvd., Suite C Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 680-7412

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	XTIA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Bridge Note

As previously disclosed, on October 26, 2023, XTI Aerospace, Inc. (the “Company”) purchased from Damon Motors Inc., a British Columbia corporation (“Damon”), in a private placement (the “Damon Private Placement”) a convertible note in an aggregate principal amount of $3.0 million (the “Original Bridge Note”) and a five-year warrant to purchase 1,096,321 shares of Damon common stock (the “Original Bridge Note Warrant”) for a purchase price of $3.0 million, pursuant to a securities purchase agreement (the “Original SPA”). The Original Bridge Note, the Original Bridge Note Warrant and the Original SPA, together with all of the other convertible notes, warrants and securities purchase agreements issued or entered into by Damon, as applicable, in the Damon Private Placement, were amended (as so amended, the “Bridge Notes,” the “Bridge Note Warrants” and the “SPAs,” respectively) pursuant to the terms of letter agreements by and between Damon and Damon securityholders representing more than 50% of the aggregate principal amount of all then-outstanding Bridge Notes (which is the minimum amount required to amend the Bridge Notes) (such holders, the “Requisite Holders”) and at least 50.01% in interest of the Bridge Notes at the time of the amendments (which is the minimum amount required to amend the Bridge Note Warrants and the SPAs). Such letter agreements included a letter agreement by and between the Company and Damon, signed by the Company on June 18, 2024 (the “First Letter Agreement”).

On October 2, 2024, the Company and Damon entered into a second letter agreement (the “Second Letter Agreement,” and collectively with substantially similar letter agreements Damon entered into with the Requisite Holders, the “Second Letter Agreements”), pursuant to which the Company agreed to certain amendments to the Bridge Notes, which amendments are deemed effective on the date that Damon received the Requisite Holders’ consent. Pursuant to the Second Letter Agreements, the Bridge Notes were amended to (i) extend the maturity date of the Bridge Notes to October 31, 2024, subject to an additional tolling period of 30 days at the election of Damon upon notice by Damon to the note holders, and (ii) amend the definition of Permitted Indebtedness in the Bridge Notes to include the guaranties to be granted by Damon of all obligations of Grafiti Holding Inc., a British Columbia corporation (“Spinco”), to certain holders of notes issued by Spinco and the granting by Damon of general security agreements to secure its obligations pursuant to such guaranties.

As previously disclosed, the Company, Damon, Spinco and 1444842 B.C. Ltd., a British Columbia corporation (“Amalco Sub”), are parties to that certain Business Combination Agreement, dated as of October 23, 2023, as amended on June 18, 2024 and September 26, 2024 (as so amended and as may be further amended from time to time, the “Business Combination Agreement”), pursuant to which it is proposed that Amalco Sub and Damon amalgamate under the laws of British Columbia, Canada, with the amalgamated company continuing as a wholly-owned subsidiary of Spinco (the “Business Combination”), subject to the terms and conditions of the Business Combination Agreement.

The foregoing description of the Second Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of the Original SPA, the Original Bridge Note and the Original Bridge Note Warrant, which were filed as Exhibits 10.1, 10.2 and 10.3, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 23, 2023, the First Letter Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 24, 2024, and the form of Second Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The Company issued an aggregate of 2,779,310 shares of common stock (the “Preferred Exchange Shares”) to a holder of shares of the Company’s Series 9 Preferred Stock, at an effective price per share between $0.1898 and $0.2256, in exchange for the return and cancellation of an aggregate of 550 shares of Series 9 Preferred Stock with an aggregate stated value of $577,500, pursuant to the terms and conditions of exchange agreements dated August 23, 2024 and October 2, 2024. The Preferred Exchange Shares were issued in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act, on the basis that (a) the Preferred Exchange Shares were issued in exchange for other outstanding securities of the Company; (b) there was no additional consideration delivered by the holder in connection with the exchange; and (c) there were no commissions or other remuneration paid by the Company in connection with the exchange.

As of October 4, 2024, the Company has 39,447,029 shares of Common Stock outstanding.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Second Letter Agreement by and between Damon Motors Inc. and XTI Aerospace, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTI AEROSPACE, INC.

Date: October 4, 2024	By:	/s/ Scott Pomeroy
	Name:	Scott Pomeroy
	Title:	Chief Executive Officer

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